                                                                    EXHIBIT 10.1


                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (the "Agreement") dated as of June 14, 2002, by and among the following three parties:

(1) Flow Traffic Limited, a company incorporated in the Hong Kong Special Administrative Region of the People's Republic of China ("Hong Kong"), with its principal offices at Suites 1106-07 Gitic Centre, 28 Queens Road East, Wanchai, Hong Kong (the "Company");

(2) Mr. Mats Johan Billow, an individual resident of Hong Kong, with his residence at 31st floor, Flat C, One Robinson Place, Mid Levels, Hong Kong (the "Executive"); and

(3) Image Sensing Systems, Inc., a company incorporated under the laws of the State of Minnesota, United States of America, with its principal offices at 500 Spruce Tree Centre, 1600 University Avenue West, St. Paul, Minnesota (the "Guarantor").

                                   WITNESSETH:

         WHEREAS, the Company desires to secure the services of Executive, and Executive desires to accept employment with the Company, upon the terms and conditions set forth herein.

         WHEREAS, the parties are able to reach this Agreement because the Guarantor has agreed to guarantee to the Executive the performance of the Company's obligations in accordance with this Agreement.

         WHEREAS, the Executive acknowledges the benefit that the Guarantor is providing by guaranteeing to the Executive the performance of the Company's obligations in accordance with this Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Executive, the Company and the Guarantor, intending legally to be bound, hereby agree as follows, effective as of April 1, 2002 (the "Effective Date").

1.       EMPLOYMENT

1.1 As of the Effective Date, the Company agrees to employ the Executive and the Executive agrees to accept employment as General Manager of the Company. For statutory purposes, however, the Executive's continuous employment commenced on February 1, 1999. The Executive's position and duties on behalf of the Company may be changed from time to time at the discretion of the Board of Directors of the Guarantor.

2.       COMPENSATION AND BENEFITS

2.1 Effective as of the Effective Date, the Company shall pay to the Executive the base compensation and benefits set forth in Schedule I. Such base compensation and benefit arrangements shall be subject to annual review by the Board of Directors of the Guarantor no later than April 1 in each year, beginning April 1, 2003.

2.2 In addition to the base compensation payable to the Executive pursuant to Section 2.1, the Executive shall be eligible to receive incentive compensation in the form of a bonus based on operating results of the Company for the year ended December 31, 2002, as set forth in Schedule
         1. The Executive shall be eligible to receive incentive compensation relating to subsequent years in accordance with bonus plans which shall be established by the Board of Directors of the Guarantor no later than April 1 of each such year.

3.       DUTIES OF THE EXECUTIVE

3.1 During the term of Executive's employment under this Agreement, the Executive agrees to perform such reasonable employment duties as the Board of Directors of the Guarantor shall assign to him from time to time.

3.2      The Executive shall, unless prevented by incapacity:

         a. under this Agreement devote the whole of his time, attention and ability to the carrying out of his duties set out in the Agreement, and in all respects comply with reasonable directions and regulations given or made by the Board of Directors of the Guarantor, and shall well and faithfully serve the Company, the Guarantor and the Group Companies;

         b. faithfully and diligently perform those duties and exercise such powers consistent with them which are from time to time assigned to or vested in him;

         c. obey all lawful and reasonable directions of the Board of Directors of the Guarantor;

         d. use his reasonable endeavors to promote the business interests of the Company, the Guarantor and the Group Companies;

         e. if and for so long as the Board of Directors of the Guarantor may reasonably require, act as an officer of and carry out duties for any Group Company or hold any other appointment or office as nominee or representative of the Company, the Guarantor or any Group Company;

         f. work such hours as are reasonably necessary to properly undertake the duties assigned to him and, so far as practicable, to adhere to the normal hours of his place of employment; and

         g. if called upon to do so and without any further remuneration other than is hereafter mentioned, perform his duties either at the offices of the Company in

                  Hong Kong or elsewhere as the Board of Directors of the Guarantor may in its reasonable discretion from time to time require for the performance of such duties.

3.3 Subject to any regulations from time to time issued by the Company and/or the Guarantor which may apply to him, the Executive shall not receive or obtain, directly or indirectly, any discount, rebate, commission or other inducement in respect of any sale or purchase of any goods or services effected or other business transaction (whether or not by him) by or on behalf of the Company, the Guarantor or any Group Company, and if he (or any firm or company in which he is directly or indirectly engaged, concerned or interested) shall obtain any such discount, rebate, commission or inducement he shall immediately account to the Company for the amount received by him or the amount received by such firm or company.

4.       CONFLICT OF INTEREST

4.1 During the continuance of his employment the Executive shall not (unless otherwise agreed in writing by the Board of Directors of the Guarantor) undertake any other business or profession, or be or become an employee or agent of any other company, firm or person or assist in any other business or profession. However, nothing in this paragraph shall preclude the Executive from holding or acquiring, by way of bona fide investment only, shares representing no more than five percent of the issued equity capital of any company quoted or dealt with on a recognized stock exchange unless the Board of Directors of the Guarantor shall require him not to do so in any particular case on the ground that such other company is or may be carrying on a business competing or intending to compete with the business of the Company, the Guarantor or any Group Company. It is agreed by the Company and the Guarantor that the Executive's interest in Berkeley Development Limited and the distributor agreement between the Executive and Peek dated May 27, 1998 do not constitute any conflict of interest between the Executive, on the one hand, and the Company and the Guarantor, on the other.

5.       SHARE DEALINGS

5.1 The Executive shall comply with all U.S. federal and state securities laws and regulations, including, without limitation, the reporting and disclosure obligations applicable to him contained in the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder, and with any comparable Hong Kong laws and regulations.

6.       CONFIDENTIALITY

6.1 During the term of this Agreement, and all times after the termination of this Agreement, regardless of the nature of such termination, Executive covenants and agrees to treat as confidential and not to disclose, and to use only for the advancement of the interests of the Company, the Guarantor and the Group Companies, all confidential and proprietary information and trade secrets of the Company, the Guarantor or the Group Companies (even if such information or trade secrets became known to the Executive prior to the

         Effective Date of this Agreement, but while he was otherwise employed by the Company, the Guarantor and/or any Group Company), including, but not limited to, customer and prospect lists, customer and prospect information, plans, information concerning the working of any process or invention carried on or used by the Company, the Guarantor or any Group Company, discoveries, marketing techniques, price lists, pricing policies, information of a third party with respect to which the Company, the Guarantor or any Group Company is bound by an obligation of confidence and the Executive is aware of that obligation, and other confidential or proprietary data of the Company, the Guarantor or any Group Company. Information shall not be considered confidential or proprietary if it is generally available in the public domain through no direct or indirect action of the Executive.

6.2 Upon termination of Executive's employment with the Company, for any reason, voluntary or involuntary, the Executive shall immediately return to Employer any property, client lists, written information, forms, formula, plans, documents or other written or computer material or data, software or firmware, or copies of the same, belonging to the Company, the Guarantor or any Group Company, or any of their customers, within the Executive's possession, and shall not at any time thereafter copy, reproduce or otherwise facilitate the future disclosure of the same. Following such termination of employment, the Executive shall not disclose or use any proprietary, secret or confidential information, relating to the clients, products, services, equipment, methods of manufacture, inventions, discoveries or trade secrets, price lists, computer programs, customer lists, business plans or other confidential or proprietary information related to the business of the Company, the Guarantor or any Group Company which the Executive acquires, develops, designs or produces while employed by the Company and Executive agrees that all embodiments of such information shall belong to the Company, the Guarantor and/or the Group Company. The Executive shall not retain or use for the Executive's account at any time any trade names, trademarks, service marks, or other proprietary business designation used or owned in connection with the business of the Company, the Guarantor or any Group Company. In addition, all notes, memoranda, books, documents, records and writing made by the Executive relating to the business of the Company, the Guarantor or any Group Company shall be and remain the property of the Company, the Guarantor or the Group Company and shall be returned by the Executive together with any credit cards, keys or other property of or relating to the business of the Company, the Guarantor or any Group Company upon request and immediately upon the termination for any reason.

7.       MEDICAL EXAMINATION

7.1 The Company reserves the right at any time during the Executive's employment (whether or not the Executive is absent from work on account of sickness) to require, either independently or at the direction of the Board of Directors of the Guarantor, the Executive to undergo an examination by a medical practitioner nominated by the Company or the Board of Directors of the Guarantor, at the expense of the Company, to determine whether the Executive is fit for further employment, and the Executive shall authorize such medical practitioner to disclose to and discuss with an authorized officer of the Company or the Guarantor the results of the examination and the matters which arise from it.

8.       INCAPACITY

8.1 If the Executive shall be prevented by illness (including mental disorder), accident or other incapacity from properly performing his duties hereunder, he shall report this fact forthwith to the Company and the Guarantor, and if the Executive is so prevented he shall provide a medical practitioner's statement on the sixth day and weekly thereafter. Immediately following his return to work after a period of absence, the Executive shall complete appropriate documentation detailing the reason for his absence.

8.2 If the Executive shall be absent from his duties hereunder due to illness (including mental disorder), accident or other incapacity duly certified in accordance with the provisions of Section 8.1 hereof he shall be paid his base salary hereunder for up to 120 days' absence in any period of 12 months and thereafter such remuneration, if any, as the Board of Directors of the Guarantor shall in its discretion from time to time allow; provided that there shall be deducted from or set off against such remuneration any sickness allowance or other benefit provided for in the Employment Ordinance (Cap. 57) (or any similar law then in effect) to which the Executive is entitled whether or not recovered.

8.3 If the Executive is incapacitated for an aggregate of at least 120 working days in the preceding 12 months, then the Company, at the direction of the Board of Directors of the Guarantor, may terminate this Agreement either during or not later than one month after the end of such period of incapacity in accordance with Section 9.2.

9.       TERMINATION OF AGREEMENT

9.1 The Executive may terminate this Agreement for any reason upon six months' written notice to the Company and the Guarantor; provided, however, that the effective date of termination may not occur prior to January 1, 2004.

9.2 The Company may terminate this Agreement for any reason at any time on or after January 1, 2004, or on an earlier date pursuant to the provisions of Section 8.3 above, by payment of seven days' wages in lieu of notice; provided, however, that in the event of any such termination by the Company, other than a termination pursuant to
         Section 9.3 below, the Company shall pay to the Executive severance equal to one year of Executive's base compensation in effect as of the date of termination , including salary, holiday passage and housing allowance but excluding any bonus payments ("Severance Payment"); provided further, however, that there shall be deducted from or set off against such Severance Payment the payment of seven days' wages in lieu of notice required by this Section 9.2, and any severance payment, long service payment or similar payment to which the Executive is entitled under the Employment Ordinance (Cap. 57) (or any similar law then in effect).

9.3 The Company may terminate this Agreement at any time without prior notice, and without the payment of any Severance Payment pursuant to
         Section 9.2 hereof, if the Company finds in its discretion that the
         Executive: (a) willfully disobeys a lawful and reasonable order from the Company or the Guarantor, or from any Group Company for which the Executive performs services; (b) misconducts himself, such conduct being inconsistent with the due and faithful discharge of his duties; (c) engages in fraud or dishonesty; (d) is convicted of a felony or any crime of fraud or dishonesty; (e) is habitually neglectful in his duties; or (f) the Company has any other grounds on which it would be entitled to terminate the Agreement without notice at common law.

9.4 On the termination of this Agreement for whatever reason, the Executive shall at the request of the Company or the Guarantor resign from all other appointments or offices which he holds as nominee or representative of the Company or any Group Company and if he should fail to do so within seven days, the Company and/or the Guarantor is hereby irrevocably authorized to appoint some person in his name and on his behalf to sign any documents or do any things necessary or requisite to give effect to these. Such resignation(s) shall be without prejudice to any claims which the Executive may have against the Company or the Guarantor arising out of this Agreement or the termination thereof.

9.5 The Executive shall at all times, either while employed or after termination of this Agreement, refrain from taking any action or making any untrue or misleading statements, either written or oral, which are intended to and do disparage the goodwill or reputation of the Company, the Guarantor or any Group Company, or their directors, officers, employees, representatives and agents.

9.6 Notwithstanding any other provision herein to the contrary, the obligations of the Executive under paragraphs 6, 9.5 and 10 hereof shall survive the termination (for any reason) of the Executive's employment under this Agreement.

10.      NON-COMPETITION AND NON-SOLICITATION

10.1 The Executive covenants and agrees that in consideration of any severance or long service payment owed to the Executive upon termination of this Agreement, for a period beginning on the Effective Date and continuing until the first anniversary of the termination of the Executive's employment with the Company for any reason (i.e., 12 months from termination) (the "Non-Competition Period"), the Executive shall not, directly or indirectly, whether as an employee, independent contractor, member of limited liability company, partner, shareholder in a corporation, adviser, consultant, lender, equity investor or otherwise:

         a. be engaged, concerned or interested in any capacity whether as director, principal, agent, partner, consultant, employee or otherwise in any other business of whatever kind which is wholly or partly in competition with the business of the Company or the Guarantor or the business of any other Group Company in which the Executive has been involved to a material extent during the period of 12 months prior to the termination of his employment for any reason.

         b. provide technical, commercial or professional advice to any business concern which is wholly or partly in competition with the business of the Company or the

                  Guarantor or the business of any other Group Company in which the Executive has been involved to a material extent during the 12-month period prior to the termination of his employment for any reason;

         c. provide any service to any Non-Competition Client (as hereinafter defined) that is of the type of, or otherwise in any manner directly or indirectly competitive with, any services provided by the Company, the Guarantor or any Group Company. As used in this Agreement, "Non-Competition Client" means any person, company or entity that is or was a client of the Company, the Guarantor or any Group Company or their predecessors during the term of the Executive's employment with the Company, the Guarantor or any Group Company or their predecessors. (Non-Competition Client shall include all business units or divisions of the company or entity and shall not be limited to the business unit or division of the company or entity that the Company, the Guarantor or any Group Company or their predecessors had dealings with);

         d. solicit or attempt to solicit any Non-Competition Client or otherwise interfere with the relationship between Non-Competition Clients for any products or services where such customers were carrying on trade with the Company, the Guarantor or any Group Company at any time during the 12 months prior to Executive's termination;

         e. interfere or seek to interfere or take steps as may interfere with the continuance of supplies to the Company, the Guarantor or any Group Company from any suppliers who have been supplying components materials or services to the Company, the Guarantor or any Group Company at any time during the last 12 months of the Executive's employment hereunder.

         f. request, induce or attempt to influence any Non-Competition Client to curtail or cancel any business it transacts with the Company, the Guarantor or any Group Company;

         g. request, induce or attempt to influence any employee or independent contractor of the Company, the Guarantor or any Group Company to terminate his or her employment with the Company, the Guarantor or the Group Company, or attempt to dissuade any then current employee or independent contractor of the Company, the Guarantor or any Group Company from continuing employment with the Company, the Guarantor or the Group Company.

         h. hire (or retain as an independent contractor), on the Executive's behalf or on behalf of any other party, any person who is or was an employee or an independent contractor of the Company, the Guarantor or any Group Company at any time within one year preceding such person's employment or retention by Executive or such other party.

11.      ENFORCEMENT; REMEDIES; CONSTRUCTION.

11.1 The Executive acknowledges, covenants and agrees that because the breach or threatened breach of the covenants, or any of them, contained in Sections 6, 9.5 and 10 shall result in immediate and irreparable injury to the Company, the Guarantor and the Group Companies, the Company and the Guarantor will be entitled to an injunction restraining the Executive and/or any of the Executive's affiliates, future employers and entities which the Executive serves as a contractor from any violation of Sections 6, 9.5 and 10 to the fullest extent allowed by law.

11.2 The Executive agrees that in the event the Executive breaches the covenants, or any of them, contained in Sections 6, 9.5 and 10, then the Non-Competition Period shall be automatically extended by the length of time any such breach remains continuing.

11.3     The Executive acknowledges and agrees that

         a. the covenants in Sections 6, 9.5 and 10 are all reasonable in all respects and are necessary to protect the legitimate business and competitive interests of the Company, the Guarantor and the Group Companies, and

         b. each of the covenants set forth in Sections 6, 9.5 and 10 and the subdivisions thereof is separately and independently given, and each such covenant is intended to be enforceable separately and independently of the other such covenants, including, without limitation, enforcement by injunction;

         provided, however, that the invalidity or unenforceability of this Agreement in any respect shall not affect the validity or enforceability of this Agreement in any other respect. In the event that any provision of this Agreement shall be held invalid or unenforceable by a court of competent jurisdiction by reason of the scope or duration thereof or for any other reason, such invalidity or unenforceability shall attach only to the particular aspect of such provision found invalid or unenforceable as applied and shall not affect or render invalid or unenforceable any other provision of this Agreement or the enforcement of such provision in other circumstances, and, to the fullest extent permitted by law, this Agreement shall be construed as if the scope or duration of such provision or other basis on which such provision has been challenged had been more narrowly drafted so as not to be invalid or unenforceable.

12.      GENERAL

12.1 Prior Agreements. This Agreement sets out the entire agreement and understanding of the parties regarding the Executive's employment by the Company and supersedes any previous contracts of employment or any agreements for the provision of services by the Executive to the Company (which shall be deemed to have been terminated by mutual consent). The parties hereto acknowledge that (a) the Guarantor, the Executive and Berkeley Development Limited are entering into an Amendment to Share Sales and Purchase Agreement dated the date hereof,
         (b) the Guarantor and the Executive are entering into a Non-Incentive Stock Option Agreement dated the date hereof, and (c) such agreements shall remain in full force and effect following the execution of this Agreement.

12.2 Accrued Rights. The expiration or termination of this Agreement however arising shall not operate to affect such of the provisions of this Agreement as are express to operate or have effect after then and shall be without prejudice to any accrued rights or remedies of the parties.

12.3 Definitions. In this Agreement, the expressions "subsidiary" and "holding company" shall have the respective meanings as defined in
         Section 2 of the Companies Ordinance (or any statutory re-enactment thereof). The Company, any holding company for the time-being of the Company, any subsidiaries for the time-being of the Company and any such holding company are collectively called the "Group." Any reference to a "Group Company" in this Agreement shall mean any company in the Group.

12.4 Proper Law; Jurisdiction. The validity, construction and performance of this Agreement shall be governed by the Laws of Hong Kong. The parties hereby submit to the Hong Kong courts or Labour Tribunal in respect of any dispute or matter arising out of or in connection with this Agreement and the Executive's employment hereunder.

12.5 Notices. Any notice or other communication to any party in connection with this Agreement shall be sent to all other parties to this Agreement, shall be in writing and shall be sent by personal delivery, facsimile transmission or express courier requiring signature for delivery, addressed to such parties at the addresses set forth in the first paragraph of this Agreement or at such other address as such parties shall have specified to the other parties hereto in writing. Any such notice shall be effective on the date of delivery thereof if manually delivered, the date of sending thereof if sent by facsimile transmission (with receipt electronically acknowledged), or the second business day after delivery to an express courier if sent by express courier; provided that any notice or communication changing the address of any party shall be effective and deemed given only upon its receipt.

12.6 Personal Data. The Executive unconditionally and irrevocably consents to the Company's disclosure and/or transfer of any personal data collected from the Executive and related to his employment under this Agreement (including without limitation his name, residential address, nationality, position, remuneration, bank account details and the contents of this Agreement as may be amended and/or supplemented from time to time), whether now or in the future, to affiliates of the Company for purposes that are directly and/or indirectly related to and/or expedient for the Company's and its affiliates' business activities and operations.

13.      GUARANTEE

13.1 The Guarantor guarantees to the Executive the performance of the Company's obligations in accordance with this Agreement.

13.2 The Guarantor guarantees to pay, on demand, any sum which the Company fails to pay to the Executive in accordance with this Agreement.

13.3 This is a continuing guarantee which will remain in force until all the Company's obligations under this Agreement have been fulfilled.

13.4 The Guarantor's liability under this paragraph 13 will not be discharged or affected by any act, omission or circumstance which, but for this provision, would discharge the Guarantor to any extent, including any legal limitation, disability or incapacity or any amendment, waiver or release affecting any of the parties, any other person, this Agreement or any other document or any change in the constitution of the Guarantor.

13.5 The Guarantor shall not exercise any rights of subrogation, contribution, indemnity or set-off or counterclaim against the Company so long as any obligation of the Company under this Agreement remains unfulfilled.

13.6 Payments by the Guarantor shall be made without set-off, counterclaim, withholding or condition of any kind.

13.7 Any guaranteed moneys which are not recoverable from the Company for any reason will, nevertheless, be recoverable from the Guarantor as principal debtor, by way of indemnity, on the Executive's demand.

13.8 If the Guarantor fails to pay any sum under this Agreement, including a sum payable under this paragraph 13.8, on its due date for payment the Guarantor shall pay default interest on such sum from the due date to the date of payment (both before and after any judgment) at the rate of 3% per annum above the prime rate of The Hong Kong & Shanghai Banking Corporation Limited, for Hong Kong Dollars in Hong Kong from time to time. Such interest shall accrue and be calculated daily (on a 365-day year basis), be payable on demand and be compounded monthly on the first day of each calendar month and shall itself bear interest accordingly.

13.9 The Guarantor hereby represents and warrants to the Executive that the execution, delivery and performance of this Agreement has been duly authorized by all necessary action on the part of the Guarantor's board of directors and the Agreement constitutes a valid and legally binding obligation of the Guarantor.

IN WITNESS WHEREOF, this Agreement has been executed by or on behalf of the parties hereto the day and year first before written.


/s/  Mats Johan Billow
     -----------------
Mats Johan Billow


In the presence of:


------------------------------------
Name:


FLOW TRAFFIC LIMITED

By: /s/ Richard Magnuson
    --------------------
Name:  Richard Magnuson
Title:  Chairman of the Board

In the presence of:


------------------------------------
Name:



IMAGE SENSING SYSTEMS, INC.

By:  /s/ James Murdakes
     ------------------
Name:  James Murdakes
Title:  Chief Executive Officer

By: /s/ Panos Michalopoulos
    -----------------------
Name: Panos Michalopoulos
Title: Director


In the presence of:


------------------------------------
Name:

                                   Schedule I

                   (To the Agreement dated June 14, 2002 among
    Flow Traffic Limited, Mats Johan Billow and Image Sensing Systems, Inc.)

            Remuneration and Benefits, effective from April 1, 2002:

Base                   HK$122,000 per month, payable on a 13-month basis
Compensation:          (such 13th month payment to be paid in December of
                       each year), for total annual base compensation of HK$1,586,000, consisting of salary, holiday passage and housing allowance (if any) in such proportions as the Executive may determine from time to time. Executive agrees to provide notice to the Company of any such determinations on a timely basis.

Housing                That portion of the Executive's base compensation
Allowance:             determined by the Executive in accordance with the
                       provisions set forth above under "Base Compensation."

Incentive              The Executive shall be eligible to receive incentive
Compensation:          compensation in the form of a cash bonus as follows:

                       For the year ended December 31, 2002, the Executive shall be paid, on or before March 31, 2003, a cash incentive bonus equal to the aggregate of the amounts to which the Executive may be entitled under each of the following two paragraphs. Executive's eligibility for a cash incentive bonus under each such paragraph is based on the achievement by either the Company of certain net income targets. In each case, net income shall be determined after taking into consideration any and all bonuses required to be paid to Executive and all other employees by the Company pursuant to this Schedule I and any other agreements or arrangements with the Company's employees.

                                -        If for the year ending December 31,
                                         2002, the Company, on a
                                         non-consolidated basis, achieves
                                         pre-tax net income of at least
                                         US$181,818, the Executive shall receive
                                         a bonus equal to 10% of such pre-tax
                                         net income; provided, however, that the
                                         maximum bonus payable under this
                                         provision shall be US$25,000.

                                -        If for the year ending December 31,
                                         2002, the Company, on a
                                         non-consolidated basis, achieves
                                         pre-tax net income in excess of
                                         US$250,000, then the Company shall
                                         provide the Executive with a cash bonus
                                         pool equal to 20% of such excess, which
                                         shall be allocated among the Executive
                                         and all other employees of the Company
                                         in the Executive's discretion;
                                         provided, however, that the Executive
                                         may not receive more than 25% of such
                                         bonus pool.

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                       All bonuses shall be payable, at the Executive's option,
                       in Hong Kong Dollars at the exchange rate then in effect.

                       The Executive shall be eligible to receive incentive compensation relating to subsequent years in accordance with bonus plans which shall be established by the Board of Directors of the Guarantor no later than April 1 of each such year.

Provident              The Company shall match the Executive's aggregate
Fund:                  contributions under the Mandatory Provident Fund Scheme
                       Ordinance (Cap. 485 of the laws of Hong Kong) and the Royal Skandia Managed Pension Account (or such other pension plans as the Executive may nominate), in such proportions as the Executive may from time to time direct, up to a maximum of 5% of the Executive's base compensation.

Option to              The Guarantor shall grant to the Executive an option to
Purchase               purchase 100,000 shares of the Guarantor's common stock,
Common                 which option shall be issued pursuant to Guarantor's 1995
Stock of               Long-Term Incentive and Stock Option Plan, as amended
Guarantor:             from time to time (the "Plan"), and shall be subject
                       to the terms and conditions of the Plan and a Non-Incentive Stock Option Agreement between the
                       Guarantor and the Executive substantially in the form attached as Exhibit A hereto.

Expenses:              Out-of-pocket expenses incurred by the Executive in the
                       course of business will be reimbursed against periodic claims.

Medical                The Executive shall be eligible to participate in any
Insurance:             health care benefit plan established by the
                       Company for the benefit of employees to the extent that the Executive meets the requirements for such plan. In the event no such plan is established or the Executive does not meet such requirements, the Company will pay insurance premiums to a medical insurance company approved by the Board of Directors of the Guarantor to provide coverage for the Executive and his immediate family.

Annual Leave:          In addition to the statutory holidays, the Executive
                       shall be entitled to 20 working days' paid annual leave during each calendar year to be taken at such time or times as may be agreed by the Company. For the calendar year during which the Executive's employment under this Agreement commences or terminates, he shall be entitled to such proportion of his annual leave entitlement as the period of his employment in each such year bears to one calendar year. Upon termination of his employment for whatever reason he shall, if appropriate, either be entitled to a payment in lieu of any outstanding annual leave entitlement or be required to pay to the Company any salary receive in respect of annual leave taken in excess of his proportionate annual leave entitlement.



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